                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  ------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):        December 25, 1998
                                                 -------------------------------


                     Commodore Separation Technologies, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)





  Delaware                            0-22291                 11-3299195
  --------                            -------                 ----------
 (State or other jurisdiction       (Commission            (I.R.S. Employer
  of incorporation)                File Number)           Identification No.)


  3240 Town Point Drive, Suite 200
  Kennesaw, Georgia                                                30144
  ---------------------------------------                        --------
  (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:  (770) 422-1518
                                                   -----------------

 ------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                           CURRENT REPORT ON FORM 8-K/A

                     COMMODORE SEPARATION TECHNOLOGIES, INC.

                                December 25, 1998


Item 1.  Change in Control of Registrant.

         On December 25, 1998, Commodore Environmental Services LLC, a Delaware limited liability company wholly owned by Commodore Environmental Services, Inc., a Delaware corporation ("COES"), consummated the acquisition of 10,000,000 shares of common stock, par value $.001 per share (the "Company Stock"), of Commodore Separation Technologies, Inc., a Delaware corporation (the "Company"), representing approximately 87% of the issued and outstanding shares of capital stock of the Company, from Commodore Applied Technologies, Inc., a Delaware corporation ("Applied"), as part of a debt repayment plan between COES and Applied. The acquisition is effective as of September 28, 1998. COES currently owns approximately 35% of the outstanding shares of Applied common stock. Bentley J. Blum, a director of COES and the owner of approximately 52% of the outstanding shares of COES common stock, is also a director of Applied and the Company.

         As a result of the repayment, Applied has repaid all of its $6,755,864 debt to COES by exchanging the debt for (i) the Company Stock (as repayment of $1,250,000 of debt); (ii) 20,909 shares of newly created 6% Series B Convertible Preferred Stock of Applied (as repayment of $2,090,870 of debt); (iii) 10,189 shares of newly created 6% Series C Convertible Preferred Stock of Applied (as repayment of $1,018,864 of debt); (iv) 20,391 shares of newly created 6% Series D Convertible Preferred Stock of Applied (as repayment of $2,039,100 of debt); (v) assignment to COES of an account receivable due to Applied from the Company in the amount of $357,000 (as repayment of $357,000 of debt); and (vi) amendment of an existing warrant owned by COES to purchase 1,500,000 shares of Applied common stock to reduce the exercise price of such warrant from $10.00 per share to $1.50 per share. The terms of the debt restructuring were determined as a result of arm's length negotiations between representatives of both COES and Applied, and were supported by fairness opinions by an independent, third-party appraiser.

         By virtue of the foregoing transaction, the Company has become the indirect, 87%-owned subsidiary of COES. Paul E. Hannesson, the Chairman of the Board, President and Chief Executive Officer of Applied and the Chairman of the Board and Chief Executive Officer of the Company, and James M. DeAngelis, the Vice President--Finance and Treasurer of Applied and the Vice President--Sales & Marketing of the Company, will maintain their current management positions in the Company. The acquisition of the Company by COES will be accounted for under the purchase method of accounting.

         The information set forth above is qualified in its entirety by reference to: (i) the Debt Repayment Agreement, dated as of September 28, 1998, between COES and Applied, a copy of which is attached hereto as Exhibit 99.1; and (ii) the Press Release of the Company, dated December 31, 1998, a copy of which is attached hereto as Exhibit 99.2.

         The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock as of December 25, 1998 by
(i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group, as reported by such persons. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.


                                                  Number of Shares of Common      Percentage of Outstanding
Name and Address                                      Stock Beneficially                Common Stock
of Beneficial Owner(1)                                     Owned(2)                  Beneficially Owned
----------------------                            --------------------------      -------------------------
Commodore Environmental Services, Inc.......              10,000,000                        86.8%
Bentley J. Blum(3)..........................              10,050,000                        87.3%
Paul E. Hannesson(4)........................               1,247,971                        10.8%
James M. DeAngelis(5).......................                 267,612                         2.3%
Winston Ho(6)...............................                  37,500                          *
Andrew P. Oddi(7)...........................                 127,683                         1.1%
Kenneth L. Adelman(8).......................                 126,013                         1.1%
David L. Mitchell(9)........................                  95,563                          *
William R. Toller(10).......................                  95,563                          *
Herbert A. Cohen (11).......................                  95,563                          *
Michael D. Kiehnau (12).....................                 158,875                         1.4%
All executive officers and directors
as a group (10 persons).....................              11,137,577                         85.0%


------------------------
* Percentage ownership is less than 1%.

(1)      The address of each of Commodore Environmental Services, Inc., Bentley
         J. Blum, Paul E. Hannesson, Kenneth L. Adelman, Ph.D., David L. Mitchell, William R. Toller and Herbert A. Cohen is 150 East 58th Street, Suite 3400, New York, New York 10155. The address of James M. DeAngelis, Winston Ho and Michael D. Kiehnau is 3240 Town Point Drive, Suite 200, Kennesaw, Georgia 30144. The address of Andrew P. Oddi is 40 Cutter Mill Road, Suite 501, Great Neck, New York 11021.
         Bentley J. Blum and Paul E. Hannesson are brothers-in-law.

(2) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

(3) Consists of: (a) 50,000 shares of Company common stock underlying currently exercisable stock options granted to Mr. Blum by the Company under the Company's 1998 Stock Option Plan (the "1998 Plan"); and (b) Mr. Blum's indirect beneficial ownership of the Company's common stock based upon Mr. Blum's beneficial ownership of 28,479,737 shares and his spouse's ownership of 2,000,000 shares of common stock of COES, and 4,500,000 shares of common stock of COES underlying currently exercisable stock options granted to Mr. Blum by the Company under COES' 1997 Stock Option Plan (the "COES Stock Option Plan") representing together 52% of the outstanding shares of COES common stock. Does not include 450,400 shares of COES common stock owned by Simone Blum, the mother of Mr. Blum, and 385,000 shares of COES common stock owned by Samuel Blum, the father of Mr. Blum. Mr. Blum disclaims any beneficial interest in the shares of COES common stock owned by his spouse, mother and father.

(4) Consists of: (a) 81,000 shares of the Company's common stock underlying currently exercisable stock options granted to Mr. Hannesson by the Company under the Company's 1996 Stock Option Plan (the "1996 Plan");
         (b) 168,000 shares of the Company's common stock underlying currently exercisable stock options granted to Mr. Hannesson by the Company under the 1998 Plan; and (c) Mr. Hannesson's indirect beneficial ownership of Common Stock based upon his beneficial ownership of an aggregate of
         (i) 2,650,000 shares of COES common stock owned by Suzanne Hannesson, the spouse of Mr. Hannesson, (ii) 3,150,000 shares of COES common stock owned by the Hannesson Family Trust (Suzanne Hannesson and
         John D. Hannesson, trustees) for the benefit of Mr. Hannesson's spouse,
         (iii) currently exercisable options to purchase 525,705 shares of COES common stock, representing 10.1% of the outstanding shares of Environmental common stock. Does not include 1,000,000 shares of Environmental common stock owned by each of Jon Paul and

         Krista Hannesson, the adult children of Mr. Hannesson. Mr. Hannesson disclaims any beneficial interest in the shares of COES common stock owned by or for the benefit of his spouse and children.

(5) Consists of: (a) 1,000 shares of the Company's common stock; (b) 1,000 shares of the Company's common stock underlying currently exercisable warrants; (c) 60,750 shares of the Company's common stock underlying currently exercisable stock options granted to Mr. DeAngelis by the Company under the 1996 Plan; (d) 112,500 shares of the Company's common stock underlying currently exercisable stock options granted to Mr. DeAngelis by the Company under the 1998 Plan; and
         (e) Mr. DeAngelis' indirect beneficial ownership of the Company's common stock based upon his beneficial ownership of 580,000 shares of COES common stock.

(6) Represents shares of the Company's common stock underlying currently exercisable stock options granted to Dr. Ho by the Company under the 1998 Plan.

(7) Consists of: (a) 56,250 shares of the Company's common stock underlying currently exercisable stock options granted to Mr. Oddi by the Company under the 1998 Plan; and (b) Mr. Oddi's indirect beneficial ownership of the Company's common stock based upon his beneficial ownership of
         (i) 250,000 shares of COES common stock and (ii) currently exercisable options to purchase 200,000 shares of COES common stock.

(8)      Consists of: (a) 30,450 shares of the Company's common stock;
         (b) 45,563 shares of the Company's common stock underlying currently exercisable stock options granted to Dr. Adelman by the Company under the 1996 Plan; and (c) 50,000 shares of the Company's common stock underlying currently exercisable stock options granted to Dr. Adelman by the Company under the 1998 Plan.

(9) Consists of: (a) 30,375 shares of the Company's common stock underlying currently exercisable stock options granted to Mr. Mitchell by the Company under the 1996 Plan; and (b) 50,000 shares of the Company's common stock underlying currently exercisable stock options granted to Mr. Mitchell by the Company under the 1998 Plan.

(10) Consists of: (a) 30,375 shares of the Company's common stock underlying currently exercisable stock options granted to Mr. Mitchell by the Company under the 1996 Plan; and (b) 50,000 shares of the Company's common stock underlying currently exercisable stock options granted to Mr. Tollar by the Company under the 1998 Plan.

(11) Consists of: (a) 30,375 shares of the Company's common stock underlying currently exercisable stock options granted to Mr. Mitchell by the Company under the 1996 Plan; and (b) 50,000 shares of the Company's common stock underlying currently exercisable stock options granted to Mr. Cohen by the Company under the 1998 Plan.

(12) Consists of: (a) 1,000 shares of the Company's common stock; (b) 45,375 shares of the Company's common stock underlying currently exercisable stock options granted to Mr. Kiehnau by the Company under the 1996 Plan; and (c) 112,500 shares of the Company's common stock underlying currently exercisable stock options granted by the Company under the 1998 Plan.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


                               COMMODORE SEPARATION TECHNOLOGIES, INC.



Date:  January 15, 1999        By: /s/ James M. DeAngelis
                                  ---------------------------------
                                  James M. DeAngelis
                                  Vice President--Sales & Marketing

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